Exhibit 10.4

THIRD AMENDMENT TO AMENDED AND

RESTATED CREDIT AND GUARANTY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is made and entered into as of April 16, 2018, by and among SAILPOINT TECHNOLOGIES, INC., a Delaware corporation, as Company, SAILPOINT TECHNOLOGIES INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, as a Guarantor, the other Credit Parties party hereto, the Lenders party hereto and GOLDMAN SACHS BANK USA (“GSB”), as Administrative Agent (in such capacity, “Administrative Agent”).

WHEREAS, Company, the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time and GSB, as Administrative Agent, Collateral Agent and Lead Arranger, are party to that certain Amended and Restated Credit and Guaranty Agreement, dated as of November 2, 2016 (as amended by that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of June 28, 2017, that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated November 21, 2017, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby Lenders have extended to Company certain credit facilities pursuant to the Credit Agreement and the other Credit Documents;

WHEREAS, Company, Administrative Agent and Lenders have agreed to make a certain amendment to the Credit Agreement; and

WHEREAS, Administrative Agent and the Lenders are willing to make such amendment subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, after giving effect to this Agreement.

2. Amendment. Subject to the terms and conditions set forth herein, and in reliance on the representations, warranties, covenants and agreements contained in this Agreement, Section 2.13(e) of the Credit Agreement is hereby amended by deleting the reference to “2017” therein and inserting a reference to “2018” in lieu thereof.

3. Acknowledgements and Agreements. The Credit Parties, as a material inducement to Administrative Agent and the Lenders to enter into this Agreement, hereby reaffirm and ratify the Credit Documents. This Agreement is not intended, and shall not be construed as an amendment of, or any kind of extension, consent or waiver related to any transaction under, the Credit Agreement or any other Credit Document, other than as expressly set forth herein in accordance with the express terms hereof, and Agents, Lenders and Issuing Bank accordingly reserve all of their respective rights under the Credit Agreement and the other Credit Documents. Administrative Agent’s and Lenders’ making the amendment contained herein does not and shall not create (nor shall Company or any other Credit Party rely on the existence of or claim or assert that there exists) any obligation of any Agent, Lender or Issuing Bank to consider or agree to any further waivers, consents or amendments and, in the event that Agents, Lenders or Issuing

Bank subsequently agree to consider any further waivers, consents or amendments, neither this Agreement nor any other conduct of any Agent, Lender or Issuing Bank shall be of any force or effect on any Agent’s, Lender’s or Issuing Bank’s consideration or decision with respect thereto, and Agents, Lenders and Issuing Bank shall have no obligation whatsoever to consider or agree to any further waivers, consents or amendments.

4. Representations, Warranties, Covenants and Acknowledgments. To induce Administrative Agent and the Lenders to enter into this Agreement, each Credit Party does hereby:

(a) represent and warrant to Administrative Agent and the Lenders that (i) as of the date hereof, after giving effect to this Agreement, all of the representations and warranties made or deemed to be made under the Credit Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically relate to an earlier date (in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date); (ii) as of the date hereof, there exists no Default or Event of Default under the Credit Agreement or any other Credit Document or would result from this Agreement becoming effective in accordance with its terms; (iii) each Credit Party has the power and is duly authorized to execute, deliver and perform this Agreement and perform under the Credit Agreement as amended by this Agreement; and (iv) each of this Agreement and the Credit Agreement, as amended by this Agreement, is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(b) reaffirm each of the agreements, covenants, indemnities and undertakings of such Credit Party set forth in the Credit Agreement and each other Credit Document to which it is a party and executed in connection therewith or pursuant thereto as if such Credit Party were making such agreements, covenants, indemnities and undertakings on the Second Amendment Effective Date; and

(c) acknowledge and agree that no right of offset, defense, counterclaim, claim, cause of action or objection in favor of such Credit Party against any Agent, Issuing Bank or any Lender exists arising out of or with respect to (i) this Agreement, the Credit Agreement or any other Credit Document to which it is a party, or (ii) any other documents to which it is a party now or heretofore evidencing, securing or in any way relating to the foregoing; and

(d) acknowledge and agree that this Agreement shall be deemed a “Credit Document” for all purposes under the Credit Agreement; and

(e) neither this Agreement nor any document executed in connection hereof shall be deemed to constitute a refinancing, substitution or novation of the Credit Agreement, any Credit Document, the Obligations or any other obligations and liabilities thereunder.

5. Conditions Precedent to this Agreement. The effectiveness of this Agreement is subject to the following conditions precedent:

(a) Documents. Administrative Agent and the Lenders shall have received executed counterparts of the following, in each case, in form and substance reasonably satisfactory to Administrative Agent and the Lenders: (i) this Agreement and (ii) an Acknowledgement and Consent from Thoma Bravo, LLC, in the form attached hereto.

(b) Expenses. Company shall pay Administrative Agent and the Lenders all of their reasonable and documented out of pocket costs and expenses in connection with this Agreement in accordance with the Credit Agreement.

6. Effect; Relationship of Parties. Except as expressly modified hereby, the Credit Agreement and each other Credit Document shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of each Credit Party to Agents, Issuing Bank and Lenders, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. The relationship of Agents, Issuing Bank and Lenders, on the one hand, and each Credit Party, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement (or any instrument, document or agreement delivered in connection herewith), the Credit Agreement or any other Credit Document shall be deemed or construed to create a fiduciary relationship between or among the parties.

7. [Intentionally Reserved.]

8. Miscellaneous. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (any of which may be delivered via facsimile or electronic mail in portable document format), each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages hereto (and of the other documents required to be delivered hereunder) by facsimile or electronic mail in portable document format shall constitute effective execution and delivery of this Agreement (and such other documents) and may be used in lieu of the original Agreement (or in lieu of the original of such other documents) for all purposes. Signatures of the parties transmitted by facsimile or electronic mail in portable document format shall be deemed to be the parties’ original signatures for all purposes. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Agreement shall be governed by, and construed and enforced according to, the laws of the State of New York without regard to conflict of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof. Each of the parties hereto accepts the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the State, County and City of New York for any judicial proceeding arising under or relating to this Agreement, to the full extent set forth in Section 10.15 of the Credit Agreement. Each of the parties hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising under this Agreement, to the full extent set forth in Section 10.16 of the Credit Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Credit Parties, Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized representatives as of the date first set forth above.

SAILPOINT TECHNOLOGIES INC., as Company

By:	/s/ J. Cameron McMartin
Name: J. Cameron McMartin
Title: Chief Financial Officer

SAILPOINT TECHNOLOGIES INTERMEDIATE HOLDINGS, LLC, as a Guarantor

By:	/s/ J. Cameron McMartin
Name: J. Cameron McMartin
Title: Chief Financial Officer

SAILPOINT INTERNATIONAL, INC., as a Guarantor

By:	/s/ J. Cameron McMartin
Name: J. Cameron McMartin
Title: Treasurer

GOLDMAN SACHS BANK USA, as Administrative Agent, sole Lender and Issuing Bank

By:	/s/ Justin Betzen
Name: Justin Betzen
Title: Authorized Signatory

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges and consents to the foregoing Third Amendment to Amended and Restated Credit and Guaranty Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement and Consent as of this 16th day of April, 2018.

THOMA BRAVO, LLC, as Subordinated Lender

By:	/s/ Seth J. Boro
Name:	Seth J. Boro
Title:	Managing Partner